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                                                                   EXHIBIT 99.10

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services", and "Financial Statements" in the Statement of Additional Information and to the use of our report dated February 4, 2000, which is incorporated by reference in this Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A No. 33-53532) of the No-Load Class, and Advisor Class A and Advisor Class B SAFECO Tax-Exempt Bond Trust.

/s/ Ernst & Young LLP


Seattle, Washington
April 25, 2000